Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

October 9, 2012

Apollo Investment Corporation

9 West 57th Street, 43rd Floor

New York, New York 10019

Re:	Apollo Investment Corporation—

6.625% Senior Notes due 2042

Ladies and Gentlemen:

We have acted as special counsel to Apollo Investment Corporation, a Maryland corporation (the “Company”), in connection with the Underwriting Agreement, dated October 1, 2012 (the “Underwriting Agreement”), among the several underwriters named in Schedule II thereto (the “Underwriters”), the Company, Apollo Investment Management, L.P. and Apollo Investment Administration, LLC, relating to the sale by the Company to the Underwriters of $150,000,000 in aggregate principal amount of the Company’s 6.625% Senior Notes due 2042 (the “Notes”) to be issued under the Indenture, dated as of October 9, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of October 9, 2012 (the “Supplemental Indenture”), establishing the form and terms of the Notes. The Underwriting Agreement, the Indenture, the Supplemental Indenture and the Note Certificate (as defined below) are referred to herein collectively as the “Transaction Agreements.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “1933 Act”).

Apollo Investment Corporation

October 9, 2012

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form N-2 (File No. 333-170519) of the Company relating to debt securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2010 under the 1933 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the 1933 Act (the “1933 Act Rules”), Pre-Effective Amendments No. 1 and No. 2 thereto, Post-Effective Amendments Nos. 1 through 8 thereto and the information deemed as of the date hereof to be a part of the registration statement pursuant to Rule 430B of the 1933 Act Rules and the Commission’s Notice of Effectiveness of such registration statement posted on its website as of September 14, 2012 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Underwriting Agreement;

(c) an executed copy of the Indenture;

(d) an executed copy of the Supplemental Indenture; and

(e) the global certificate evidencing the Notes registered in the name of Cede & Co. (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or

Apollo Investment Corporation

October 9, 2012

other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinion below, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Maryland) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements, other than the laws of the State of New York insofar as we express our opinion herein. We have also assumed that the terms of the Notes have been established so as not to, and that the execution and delivery by the Company of the Transaction Agreements and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties are subject, (ii) any law, rule, or regulation to which the Company or any of its properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined-on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined-on Law or as to the effect of any such non-Opined-on Law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

Apollo Investment Corporation

October 9, 2012

1. Assuming the Notes are duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, the Indenture and the Supplemental Indenture, the Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and the Supplemental Indenture and enforceable against the Company in accordance with their terms.

2. Each of the Indenture and the Supplemental Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

The opinions set forth above are subject to the following further qualifications, assumptions and limitations:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(b) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, our opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Company’s Current Report on Form 8-K, dated the date hereof. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP